Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Shannon Wherry, 469.399.8527
shannon.wherry@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES FIRST QUARTER 2022 RESULTS
First quarter 2022 net income of $39.7 million, or $0.69 per diluted share
Declines in mortgage finance loans driven by rapid increase in interest rates
Loans held for investment, excluding mortgage finance and PPP, increased $577.7 million, or 15% annualized

DALLAS - April 20, 2022 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the first quarter of 2022.
Net income was $39.7 million, or $0.69 per diluted share, for the first quarter of 2022, compared to $65.1 million, or $1.19 per diluted share, for the fourth quarter of 2021 and $71.9 million, or $1.33 per diluted share, for the first quarter of 2021.
“A key objective of our strategic plan to transform Texas Capital Bank is to create greater balance through focused growth initiatives across the platform to reduce reliance on our leading Mortgage Finance franchise. While we continue to be committed to our mature Mortgage Finance business, the first quarter impact from the increase in long-term rates on this business is evidence as to why we have embarked on this strategy,” said Rob C. Holmes, President and CEO. “We are progressing against our plan, and just beginning to realize the benefits from focused investments in core product offerings and key talent acquisition. With short-term rates rising, we continue to take deliberate actions to position our asset-sensitive balance sheet to perform more favorably through the rate cycle.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	1st Quarter	4th Quarter	1st Quarter
	2022	2021	2021
OPERATING RESULTS
Net income	$39,650	$65,130	$71,938
Net income available to common stockholders	$35,337	$60,817	$68,159
Diluted earnings per common share	$0.69	$1.19	$1.33
Diluted common shares	51,324	51,208	51,070
Return on average assets	0.47%	0.69%	0.73%
Return on average common equity	4.97%	8.36%	10.08%

BALANCE SHEET
Loans held for investment	$15,849,434	$15,331,457	$15,399,174
Loans held for investment, mortgage finance	5,827,965	7,475,497	9,009,081
Total loans held for investment	21,677,399	22,806,954	24,408,255
Loans held for sale	8,085	8,123	176,286
Total assets	31,085,377	34,731,738	40,054,433
Non-interest bearing deposits	13,434,723	13,390,370	15,174,642
Total deposits	25,377,938	28,109,365	33,391,970
Stockholders’ equity	3,090,038	3,209,616	3,159,482

FIRST QUARTER 2022 COMPARED TO FOURTH QUARTER 2021
For the first quarter of 2022, net income was $39.7 million, or $0.69 per diluted share, compared to $65.1 million, or $1.19 per diluted share, for the fourth quarter of 2021.
We recorded a $2.0 million negative provision for credit losses for the first quarter of 2022, compared to a $10.0 million negative provision for credit losses for the fourth quarter of 2021, as a decrease in criticized loans was partially offset by growth in loans held for investment, excluding mortgage finance.
Net interest income was $183.5 million for the first quarter of 2022, compared to $194.0 million for the fourth quarter of 2021. The decrease in net interest income was primarily driven by a decrease in average loans held for investment (“LHI”), mortgage finance, partially offset by an increase in investment securities yields. Net interest margin for the first quarter of 2022 was 2.23%, an increase of 11 basis point from the fourth quarter of 2021. LHI, excluding mortgage finance, yields decreased 6 basis points from the fourth quarter of 2021 and LHI, mortgage finance yields increased 16 basis points from the fourth quarter of 2021. Total cost of deposits was 0.20% for the first quarter of 2022, a 1 basis point increase from the fourth quarter of 2021.
Non-interest income for the first quarter of 2022 decreased $11.2 million, or 36%, compared to the fourth quarter of 2021. The decrease was primarily related to decreases in investment banking and trading income, resulting from a decrease in loan syndication fees, and other non-interest income. The decrease in other non-interest income resulted from a non-recurring gain recognized in the fourth quarter of 2021 on the sale of a foreclosed asset.
Non-interest expense for the first quarter of 2022 increased $6.4 million, or 4%, compared to the fourth quarter of 2021. The increase was primarily due to increases in salaries and benefits expense, partially offset by decreases in legal and profession and communications and technology expenses. The increase in salaries and benefits expense was primarily due to an increase in headcount and the effect of seasonal payroll expenses that peak in the first quarter.
FIRST QUARTER 2022 COMPARED TO FIRST QUARTER 2021
Net income was $39.7 million, or $0.69 per diluted share, for the first quarter of 2022, compared to $71.9 million, or $1.33 per diluted share, for the first quarter of 2021.
The first quarter of 2022 included a $2.0 million negative provision for credit losses, compared to a $6.0 million negative provision for credit losses for the first quarter of 2021. The $2.0 million negative provision for credit losses recorded in the first quarter of 2022 resulted from a decline in criticized loans, partially offset by an increase in loans held for investment, excluding mortgage finance.
Net interest income decreased to $183.5 million for the first quarter of 2022, compared to $194.8 million for the first quarter of 2021, primarily due to a decrease in average LHI, mortgage finance, partially offset by an increase in investment securities yields. Net interest margin increased 19 basis points to 2.23% for the first quarter of 2022, as compared to the first quarter of 2021, primarily due to a shift in the composition of earning assets, primarily declines in interest-bearing cash and cash equivalents and LHI, mortgage finance. LHI, excluding mortgage finance, yields decreased 5 basis points compared to the first quarter of 2021 and LHI, mortgage finance yields decreased 15 basis points from the first quarter of 2021. Total cost of deposits decreased 4 basis points compared to the first quarter of 2021.
Non-interest income for the first quarter of 2022 decreased $24.1 million, or 54%, compared to the first quarter of 2021, as brokered loan fees, servicing fee income and net gain/(loss) on sale of loans held for sale all decreased as a result of the sale of our mortgage servicing rights portfolio and transition of the mortgage correspondent program in 2021. The decline in brokered loan fees was also impacted by lower mortgage finance volumes in the first quarter of 2022 as compared to 2021.
Non-interest expense for the first quarter of 2022 increased $2.8 million, or 2%, compared to the first quarter of 2021. The increase was primarily due to increases in salaries and benefits, primarily due to an increase in headcount, partially offset by a decrease in servicing-related expenses from the sale of our mortgage servicing rights portfolio in 2021.
CREDIT QUALITY
We recorded $512,000 in net recoveries during the first quarter of 2022, compared to net charge-offs of $1.0 million and $6.4 million during the fourth quarter of 2021 and the first quarter of 2021, respectively. Criticized loans totaled $476.1 million at March 31, 2022, compared to $582.9 million at December 31, 2021 and $945.1 million at March 31, 2021. Non-accrual loans HFI totaled $59.3 million at March 31, 2022, compared to $72.5 million at December 31, 2021 and $97.7 million at March 31, 2021. The ratio of non-accrual LHI to total LHI for the first quarter of 2022 was 0.27%, compared to 0.32% for the fourth quarter of 2021 and 0.40% for the first quarter of 2021.
CAPITAL RATIOS
All regulatory ratios continue to be in excess of “well-capitalized” requirements as of March 31, 2022. Our CET 1, tier 1 capital, total capital and leverage ratios were 11.5%, 13.0%, 15.7% and 9.9%, respectively, at March 31, 2022, compared to 11.1%, 12.6%, 15.3% and 9.0%, respectively, at December 31, 2021 and 10.2%, 12.2%, 14.0% and 8.3% at March 31, 2021. At March 31, 2022, our ratio of tangible common equity to total tangible assets was 8.9%, compared to 8.3% at December 31, 2021 and 6.7% at March 31, 2021.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, credit quality and risk, the COVID-19 pandemic, industry and technological changes, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, economic and market conditions in Texas, the United States or internationally, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, business strategy execution, key personnel, competition, mortgage markets, fraud, environmental liability and severe weather, natural disasters, acts of war or terrorism or other external events.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2022	2021	2021	2021	2021
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$208,530	$219,892	$216,589	$216,953	$223,151
Interest expense	24,983	25,860	26,053	27,496	28,339
Net interest income	183,547	194,032	190,536	189,457	194,812
Provision for credit losses	(2,000)	(10,000)	5,000	(19,000)	(6,000)
Net interest income after provision for credit losses	185,547	204,032	185,536	208,457	200,812
Non-interest income	20,282	31,459	24,779	37,639	44,353
Non-interest expense	153,092	146,649	152,987	149,060	150,316
Income before income taxes	52,737	88,842	57,328	97,036	94,849
Income tax expense	13,087	23,712	13,938	23,555	22,911
Net income	39,650	65,130	43,390	73,481	71,938
Preferred stock dividends	4,313	4,313	4,312	6,317	3,779
Net income available to common stockholders	$35,337	$60,817	$39,078	$67,164	$68,159
Diluted earnings per common share	$0.69	$1.19	$0.76	$1.31	$1.33
Diluted common shares	51,324,027	51,208,161	51,139,555	51,093,660	51,069,511

CONSOLIDATED BALANCE SHEET DATA
Total assets	$31,085,377	$34,731,738	$36,404,320	$35,228,542	$40,054,433
Loan held for investment	15,849,434	15,331,457	15,221,404	15,168,565	15,399,174
Loans held for investment, mortgage finance	5,827,965	7,475,497	8,528,313	8,772,799	9,009,081
Loans held for sale	8,085	8,123	9,660	63,747	176,286
Interest-bearing cash and cash equivalents	5,136,680	7,765,996	8,317,926	6,768,650	11,212,276
Investment securities	3,642,015	3,583,808	3,663,874	3,798,275	3,443,058
Non-interest bearing deposits	13,434,723	13,390,370	14,970,462	14,228,038	15,174,642
Total deposits	25,377,938	28,109,365	29,813,668	28,839,563	33,391,970
Short-term borrowings	1,427,033	2,202,832	2,203,470	2,014,481	2,515,587
Long-term debt	929,414	928,738	928,062	927,386	664,968
Stockholders’ equity	3,090,038	3,209,616	3,147,752	3,114,957	3,159,482

End of period shares outstanding	50,710,441	50,618,494	50,605,626	50,592,201	50,557,767
Book value	$55.02	$57.48	$56.27	$55.64	$53.59
Tangible book value(1)	$54.68	$57.14	$55.93	$55.29	$53.24

SELECTED FINANCIAL RATIOS
Net interest margin	2.23%	2.12%	2.11%	2.02%	2.04%
Return on average assets	0.47%	0.69%	0.47%	0.76%	0.73%
Return on average common equity	4.97%	8.36%	5.41%	9.74%	10.08%
Non-interest income to average earning assets	0.25%	0.34%	0.27%	0.40%	0.46%
Efficiency ratio(2)	75.1%	65.0%	71.1%	65.6%	62.9%
Non-interest expense to average earning assets	1.86%	1.60%	1.69%	1.59%	1.57%
Tangible common equity to total tangible assets(3)	8.9%	8.3%	7.8%	7.9%	6.7%
Common Equity Tier 1	11.5%	11.1%	10.7%	10.5%	10.2%
Tier 1 capital	13.0%	12.6%	12.2%	12.1%	12.2%
Total capital	15.7%	15.3%	14.9%	14.8%	14.0%
Leverage	9.9%	9.0%	9.0%	8.4%	8.3%
(1)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	March 31, 2022	March 31, 2021	% Change
Assets
Cash and due from banks	$234,853	$215,835	9%
Interest-bearing cash and cash equivalents	5,136,680	11,212,276	(54)%
Available-for-sale debt securities	2,591,218	3,408,658	(24)%
Held-to-maturity debt securities	1,009,972	—	100%
Equity securities	40,825	34,400	19%
Investment securities	3,642,015	3,443,058	6%
Loans held for sale	8,085	176,286	(95)%
Loans held for investment, mortgage finance	5,827,965	9,009,081	(35)%
Loans held for investment	15,849,434	15,399,174	3%
Less: Allowance for credit losses on loans	211,151	242,484	(13)%
Loans held for investment, net	21,466,248	24,165,771	(11)%
Mortgage servicing rights, net	—	121,096	(100)%
Premises and equipment, net	24,181	23,346	4%
Accrued interest receivable and other assets	556,154	679,199	(18)%
Goodwill and intangibles, net	17,161	17,566	(2)%
Total assets	$31,085,377	$40,054,433	(22)%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing	$13,434,723	$15,174,642	(11)%
Interest bearing	11,943,215	18,217,328	(34)%
Total deposits	25,377,938	33,391,970	(24)%
Accrued interest payable	8,560	5,629	52%
Other liabilities	252,394	316,797	(20)%
Short-term borrowings	1,427,033	2,515,587	(43)%
Long-term debt	929,414	664,968	40%
Total liabilities	27,995,339	36,894,951	(24)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 and 6,300,000 shares issued at March 31, 2022 and 2021, respectively	300,000	450,000	(33)%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,710,858 and 50,558,184 at March 31, 2022 and 2021, respectively	507	505	—%
Additional paid-in capital	1,011,353	984,207	3%
Retained earnings	1,983,611	1,781,215	11%
Treasury stock - 417 shares at cost at March 31, 2022 and 2021	(8)	(8)	—%
Accumulated other comprehensive loss, net of taxes	(205,425)	(56,437)	264%
Total stockholders’ equity	3,090,038	3,159,482	(2)%
Total liabilities and stockholders’ equity	$31,085,377	$40,054,433	(22)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended March 31,
	2022	2021
Interest income
Interest and fees on loans	$187,657	$210,331
Investment securities	17,302	9,887
Interest-bearing cash and cash equivalents	3,571	2,933
Total interest income	208,530	223,151
Interest expense
Deposits	13,630	20,004
Short-term borrowings	758	2,592
Long-term debt	10,595	5,743
Total interest expense	24,983	28,339
Net interest income	183,547	194,812
Provision for credit losses	(2,000)	(6,000)
Net interest income after provision for credit losses	185,547	200,812
Non-interest income
Service charges on deposit accounts	6,022	4,716
Wealth management and trust fee income	3,912	2,855
Brokered loan fees	3,970	9,311
Servicing income	237	9,009
Investment banking and trading income	4,179	5,787
Net gain/(loss) on sale of loans held for sale	—	5,572
Other	1,962	7,103
Total non-interest income	20,282	44,353
Non-interest expense
Salaries and benefits	100,098	87,522
Occupancy expense	8,885	8,274
Marketing	4,977	1,697
Legal and professional	10,302	8,277
Communications and technology	14,700	15,969
FDIC insurance assessment	3,981	6,613
Servicing-related expenses	—	12,989
Other	10,149	8,975
Total non-interest expense	153,092	150,316
Income before income taxes	52,737	94,849
Income tax expense	13,087	22,911
Net income	39,650	71,938
Preferred stock dividends	4,313	3,779
Net income available to common stockholders	$35,337	$68,159

Basic earnings per common share	$0.70	$1.35
Diluted earnings per common share	$0.69	$1.33

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2022	2021	2021	2021	2021
Allowance for credit losses on loans:
Beginning balance	$211,866	$221,957	$221,511	$242,484	$254,615
Loans charged-off:
Commercial	110	3,776	4,348	1,412	2,451
Energy	—	—	—	686	5,732
Real estate	350	—	—	1,192	—
Total charge-offs	460	3,776	4,348	3,290	8,183
Recoveries:
Commercial	217	1,933	1,104	308	1,050
Energy	755	601	42	609	715
Real estate	—	205	112	—	—
Total recoveries	972	2,739	1,258	917	1,765
Net charge-offs	(512)	1,037	3,090	2,373	6,418
Provision for credit losses on loans	(1,227)	(9,054)	3,536	(18,600)	(5,713)
Ending balance	$211,151	$211,866	$221,957	$221,511	$242,484

Allowance for off-balance sheet credit losses:
Beginning balance	$17,265	$18,211	$16,747	$17,147	$17,434
Provision for off-balance sheet credit losses	(773)	(946)	1,464	(400)	(287)
Ending balance	$16,492	$17,265	$18,211	$16,747	$17,147

Total allowance for credit losses	$227,643	$229,131	$240,168	$238,258	$259,631
Total provision for credit losses	$(2,000)	$(10,000)	$5,000	$(19,000)	$(6,000)

Allowance for credit losses on loans to total loans held for investment	0.97%	0.93%	0.93%	0.93%	0.99%
Allowance for credit losses on loans to average total loans held for investment	0.99%	0.91%	0.95%	0.98%	1.03%
Net charge-offs to average total loans held for investment(1)	(0.01)%	0.02%	0.05%	0.04%	0.11%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.03%	0.06%	0.33%	0.31%	0.59%
Total provision for credit losses to average total loans held for investment(1)	(0.04)%	(0.17)%	0.09%	(0.34)%	(0.10)%
Total allowance for credit losses to total loans held for investment	1.05%	1.00%	1.01%	1.00%	1.06%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2022	2021	2021	2021	2021
Non-accrual loans held for investment	$59,327	$72,502	$87,532	$86,636	$97,730
Non-accrual loans held for sale	—	—	—	—	—
Other real estate owned (OREO)	—	—	—	—	—
Total non-performing assets	$59,327	$72,502	$87,532	$86,636	$97,730

Non-accrual loans held for investment to total loans held for investment	0.27%	0.32%	0.37%	0.36%	0.40%
Total non-performing assets to earning assets	0.20%	0.21%	0.25%	0.25%	0.25%
Allowance for credit losses on loans to non-accrual loans held for investment	3.6x	2.9x	2.5x	2.6x	2.5x

Loans held for investment past due 90 days and still accruing(1)	$6,031	$3,467	$3,405	$7,671	$6,187
Loans held for investment past due 90 days to total loans held for investment	0.03%	0.02%	0.01%	0.03%	0.03%
Loans held for sale past due 90 days and still accruing(2)	$3,865	$3,986	$3,808	$2,695	$16,359
(1)At March 31, 2022, loans past due 90 days and still accruing included premium finance loans of $3.2 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as loans held for sale and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. The first quarter of 2021 also includes loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2022	2021	2021	2021	2021
Interest income
Interest and fees on loans	$187,657	$204,379	$202,748	$203,074	$210,331
Investment securities	17,302	11,780	10,235	10,918	9,887
Interest-bearing deposits in other banks	3,571	$3,733	$3,606	2,961	2,933
Total interest income	208,530	219,892	216,589	216,953	223,151
Interest expense
Deposits	13,630	14,513	14,719	16,271	20,004
Short-term borrowings	758	771	748	502	2,592
Long-term debt	10,595	10,576	10,586	10,723	5,743
Total interest expense	24,983	25,860	26,053	27,496	28,339
Net interest income	183,547	194,032	190,536	189,457	194,812
Provision for credit losses	(2,000)	(10,000)	5,000	(19,000)	(6,000)
Net interest income after provision for credit losses	185,547	204,032	185,536	208,457	200,812
Non-interest income
Service charges on deposit accounts	6,022	4,702	4,622	4,634	4,716
Wealth management and trust fee income	3,912	3,793	3,382	3,143	2,855
Brokered loan fees	3,970	5,678	6,032	6,933	9,311
Servicing income	237	277	292	5,935	9,009
Investment banking and trading income	4,179	6,456	4,127	8,071	5,787
Net gain/(loss) on sale of loans held for sale	—	—	(1,185)	(3,070)	5,572
Other	1,962	10,553	7,509	11,993	7,103
Total non-interest income	20,282	31,459	24,779	37,639	44,353
Non-interest expense
Salaries and benefits	100,098	89,075	87,503	86,830	87,522
Occupancy expense	8,885	8,769	8,324	7,865	8,274
Marketing	4,977	4,286	2,123	1,900	1,697
Legal and professional	10,302	12,673	11,055	9,147	8,277
Communications and technology	14,700	16,490	28,374	14,352	15,969
FDIC insurance assessment	3,981	4,688	4,500	5,226	6,613
Servicing-related expenses	—	25	2,396	12,355	12,989
Other	10,149	10,643	8,712	11,385	8,975
Total non-interest expense	153,092	146,649	152,987	149,060	150,316
Income before income taxes	52,737	88,842	57,328	97,036	94,849
Income tax expense	13,087	23,712	13,938	23,555	22,911
Net income	39,650	65,130	43,390	73,481	71,938
Preferred stock dividends	4,313	4,313	4,312	6,317	3,779
Net income available to common shareholders	$35,337	$60,817	$39,078	$67,164	$68,159

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)
(dollars in thousands)
	1st Quarter 2022			4th Quarter 2021			3rd Quarter 2021			2nd Quarter 2021			1st Quarter 2021
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(1)	$3,669,257	$17,743	1.96%	$3,608,503	$12,225	1.34%	$3,775,812	$10,684	1.12%	$3,543,270	$11,369	1.29%	$3,422,571	$10,359	1.23%
Interest-bearing cash and cash equivalents	8,552,300	3,571	0.17%	9,760,735	3,733	0.15%	9,046,095	3,606	0.16%	11,583,759	2,961	0.10%	11,845,547	2,933	0.10%
Loans held for sale	7,633	113	6.01%	8,348	51	2.41%	18,791	54	1.14%	93,164	781	3.36%	243,326	1,595	2.66%
Loans held for investment, mortgage finance	5,732,901	43,466	3.07%	7,901,534	57,949	2.91%	7,987,521	58,913	2.93%	7,462,223	57,401	3.09%	8,177,759	64,942	3.22%
Loans held for investment(1)(2)	15,686,319	144,134	3.73%	15,348,322	146,436	3.79%	15,266,167	143,864	3.74%	15,242,975	144,978	3.81%	15,457,888	143,935	3.78%
Less: Allowance for credit losses on loans	212,612	—	—	223,034	—	—	220,984	—	—	241,676	—	—	254,697	—	—
Loans held for investment, net	21,206,608	187,600	3.59%	23,026,822	204,385	3.52%	23,032,704	202,777	3.49%	22,463,522	202,379	3.61%	23,380,950	208,877	3.62%
Total earning assets	33,435,798	209,027	2.54%	36,404,408	220,394	2.40%	35,873,402	217,121	2.40%	37,683,715	217,490	2.31%	38,892,394	223,764	2.33%
Cash and other assets	819,486			835,293			855,555			996,946			1,064,679
Total assets	$34,255,284			$37,239,701			$36,728,957			$38,680,661			$39,957,073

Liabilities and Stockholders’ Equity
Transaction deposits	$2,432,687	$3,962	0.66%	$3,007,337	$4,664	0.62%	$3,012,547	$4,737	0.62%	$3,795,152	$5,395	0.57%	$3,991,966	$5,861	0.60%
Savings deposits	10,420,545	8,583	0.33%	10,529,645	8,419	0.32%	10,044,995	8,262	0.33%	11,296,382	8,990	0.32%	12,889,974	10,788	0.34%
Time deposits	1,038,722	1,085	0.42%	1,276,800	1,430	0.44%	1,640,562	1,720	0.42%	1,755,993	1,886	0.43%	2,204,242	3,355	0.62%
Total interest bearing deposits	13,891,954	13,630	0.40%	14,813,782	14,513	0.39%	14,698,104	14,719	0.40%	16,847,527	16,271	0.39%	19,086,182	20,004	0.43%
Short-term borrowings	1,770,781	758	0.17%	2,267,013	771	0.13%	2,299,692	748	0.13%	2,349,718	502	0.09%	2,686,398	2,592	0.39%
Long-term debt	929,005	10,595	4.63%	928,307	10,576	4.52%	927,626	10,586	4.53%	881,309	10,723	4.88%	464,731	5,743	5.01%
Total interest bearing liabilities	16,591,740	24,983	0.61%	18,009,102	25,860	0.57%	17,925,422	26,053	0.58%	20,078,554	27,496	0.55%	22,237,311	28,339	0.52%
Non-interest bearing deposits	14,235,749			15,804,061			15,363,568			15,139,546			14,421,505
Other liabilities	243,141			238,833			275,317			274,401			309,644
Stockholders’ equity	3,184,654			3,187,705			3,164,650			3,188,160			2,988,613
Total liabilities and stockholders’ equity	$34,255,284			$37,239,701			$36,728,957			$38,680,661			$39,957,073
Net interest income(1)		$184,044			$194,534			$191,068			$189,994			$195,425
Net interest margin			2.23%			2.12%			2.11%			2.02%			2.04%
(1)    Taxable equivalent rates used where applicable.
(2)    Average balances include non-accrual loans which are stated net of unearned income.